Exhibit 10.1

RECAPITALIZATION AGREEMENT

By and Among

VIASPACE INC., VIASPACE GREEN ENERGY INC.

AND CERTAIN OTHER PARTIES

Dated as of September 30, 2012

RECAPITALIZATION AGREEMENT

THIS RECAPITALIZATION AGREEMENT (the “Agreement”) is made effective as of September 30, 2012 (the “Effective Date”), by and among VIASPACE Inc., a Nevada corporation (the “VIASPACE”), VIASPACE Green Energy Inc., a British Virgin Islands corporation (“VGE”), and certain other parties who are signatories to this Agreement (collectively, with VIASPACE and VGE, the “Signatories”). Except as otherwise provided in this Agreement, capitalized terms and phrases shall have the meaning ascribed thereto in Section 1 hereof.

BACKGROUND

On or about the 10th day of May 2010, VIASPACE issued to Sung Chang a long-term debt instrument in the principal amount of $5,331,025 (the “Original Secured Note”), the payment of which is secured by the Security Documents. Since its original issuance, the Original Secured Note was amended by the parties to extend the due date for payment of each respective installment by one year (together with such amendment, the “Secured Note”), with the first installment being due and payable thereafter on May 14, 2012 (the “First Installment”). As part of such amendment, the Secured Note was assigned by Sung Chang to Chang, LLC “(Chang”), a limited liability company of which Sung Chang is a member.

Although an initial payment of $200,000 was made, Eight Hundred Sixty Six Thousand Two Hundred and Five Dollars ($866,205.00) of the First Installment remains unpaid and is and continues to past due as of the date of this Agreement, along with the Accrued Interest. Neither VIASPACE nor any one of its various subsidiaries, including VGE or its two lower tier subsidiaries, has the financial wherewithal to satisfy the Secured Note as and to the extent due and owing. Given the insolvency of VIASPACE on a consolidated basis, the Parties have expressed a desire to cooperate in the recapitalization of VIASPACE and VGE upon the terms and conditions described in this Agreement and in accordance with Code Section 368(a)(1)(E).

SECTION I

DEFINITIONS

The following the terms and phrases shall have the meaning ascribed thereto in this Section:

“Accrued Interest” shall mean that amount of interest that has accrued, but remains unpaid on the Secured Note, which amount as of the Effective Date equals $626,402.37.

"Accredited Investor" has the meaning set forth in Regulation D under the Securities Act.

“Agreement" means this Recapitalization Agreement, including all Schedules and Exhibits hereto, as this Recapitalization Agreement may be from time to time amended, modified or supplemented.

“Cancelled VGE Shares” shall mean all of the VGE Shares issued to and owned by or in which rights are held by VIASPACE, including, without limitation, the 6,356,000 shares of VGE Common Stock represented by share certificates 1, 2, 72, 73, 74, 77, 79, 80, 81, and 82 and issued to VIASPACE and the 147,920 VGE Shares held by Glendale Securities, which together total 6,503,920 VGE Shares.

“Chang” shall have the meaning ascribed to such term in the first paragraph above, entitled “Background.”

“Chang Indemnified Parties” shall mean Chang and each owner, manager, officer, director, employee, agent thereof, Sung Hsien Chang, Hsiu Fen Su, Chun Hao Chang and Jay Chang, Green Solutions Group Ltd., a British Virgin Islands company (“Green Solutions”), Sam Chen, JJ International, Inc. and such other parties to-be-named by Chang.

“Closing Date" shall have the meaning set forth in Section 2 of this Agreement.

“Code" means the Internal Revenue Code of 1986, as amended.

“Commission" means the Securities and Exchange Commission of the United States of America or any other federal agency then administering the Securities Act.

“Covenant Not to Sue” shall have the meaning ascribed thereto in Section 4.3.2 of this Agreement.

“Director” shall mean any individual who has been elected to serve as director of the VIASPACE Board in accordance with the applicable Organizational Documents.

“Entity Signatories” shall mean each of the Signatories other than Individual Signatories.

“Exchange Act" means the Securities Exchange Act of 1934 or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will then be in effect.

“Exhibits" means the several exhibits referred to and identified in this Agreement.

“Former Employees” shall mean Carl Kukkonen and Stephen Muzi.

“Governmental Authority” means any federal or national, state or provincial, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, commission, court, tribunal, official, arbitrator or arbitral body, in each case whether U.S. or non-U.S.

“Guaranty Agreement” shall mean that agreement pursuant to which each of VGE, IPA BVI and IPA China guaranteed the Secured Promissory Note.

“Indemnified Signatory” shall mean each of the Signatories who are entitled to be indemnified under Section 5.2 of this Agreement.

“Indemnifying Signatory” shall mean each Signatory who is obligated to indemnify the Indemnified Signatories under Section 5.2 of this Agreement.

“Individual Signatories” shall mean each of those Signatories who are individuals.

“IPA BVI” means Inter-Pacific Arts Corp., a British Virgin Islands international business company.

“IPA China” means Guangzhou Inter-Pacific Arts Corp., a Chinese wholly-owned foreign enterprise registered in Guangdong province.

“Knowledge” means, in the case of an individual, actual knowledge without any independent investigation or due diligence and, in the case of a Person other than an individual, the actual knowledge without any independent investigation of the members of such Person’s governing board and its officers as each such Person is defined in such Person’s Organizational Documents.

“Laws" means, with respect to any Person, any U.S. or non-U.S. federal, national, state, provincial, local, municipal, international, multinational or other law (including common law), constitution, statute, code, ordinance, rule, regulation or treaty applicable to such Person.

“Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by Law.

“Lock-up Agreement” means that Agreement pursuant to which the Signatories have agreed not to sell, encumber, pledge or transfer shares of VIASPACE common stock for 180 days from the date of the Closing.

“Order" means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any Governmental Authority.

“Organizational Documents” means (a) the articles or certificate of incorporation and the bylaws or code of regulations of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the articles or certificate of formation and operating agreement of a limited liability company; (e) any other document performing a similar function to the documents specified in clauses (a), (b), (c) and (d) adopted or filed in connection with the creation, formation or organization of a Person; and (f) any and all amendments to any of the foregoing.

“Person" means all natural persons, corporations, business trusts, associations, companies partnerships, limited liability companies, joint ventures and other entities, governments, agencies and political subdivisions.

“Proceeding" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority.

“Regulation S" means Regulation S under the Securities Act, as the same may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

“Rule 144" means Rule 144 under the Securities Act, as the same may be amended from time to time, or any successor statute.

“Schedules" means the several schedules referred to and identified herein, setting forth certain disclosures, exceptions and other information, data and documents referred to at various places throughout this Agreement.

“SEC Documents" has the meaning set forth in Section 3.2.9.

“Secured Note” shall have the meaning ascribed thereto in the first paragraph above, entitled “Background.”

“Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will be in effect at the time.

“Security Agreement” shall mean that agreement pursuant to which each of VGE, IPA BVI and IPA China pledged as collateral its respective assets for the Secured Note.

“Security Documents” shall mean the Secured Note, Stock Pledge Agreements, Security Agreements and Guaranty Agreement.

“Stock Pledge Agreement” shall mean that agreement pursuant to which each of VIASPACE pledged the VGE Shares, VGE pledged its ownership interest in IPA BVI, and IPA BVI pledged its ownership interest in IPA China as collateral for the Secured Note.

“Transaction Documents" means, collectively, all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement, including, without limitation, this Agreement, the Lock-up Agreement and the VSPC/Chang Mutual Limited Release.

“U.S." means the United States of America.

“U.S. Person" has the meaning set forth in Regulation S under the Securities Act.

“VGE Shares” shall mean that number of shares of VGE Common Stock as shall equal Eight Million, Three Hundred Eighty Four Thousand, Three Hundred and Twenty (8,384,320), which shares shall be evidenced by share certificate issued by VGE.

“VGE Common Stock” shall mean those shares of common stock, $0.001 par value, authorized for issuance by VGE.

“VGE Parties” shall mean VGE, IPA BVI and IPA China, collectively.

“VIASPACE Board” shall mean the duly elected and constituted board of directors of VIASPACE and any Affiliate thereof.

“VIASPACE Common Stock" means the VIASPACE Inc., common stock, par value $0.001 per share.

"VSPC/Chang Mutual Limited Release" shall mean that certain agreement entitled “VSPC/Chang Mutual Limited Release,” which is to be fully executed and made effective by the parties thereto of even date herewith, a form of which is attached hereto and marked as Exhibit “A.”

SECTION II

RECAPITALIZATION

2.1              Deliverables at Closing. As of the Closing, each of the following transactions shall occur:

2.1.1        The Signatories thereto shall enter into and deliver the Lock Up Agreement, VSPC/Chang Mutual Release to each of the Released Parties (as such term is defined therein);

2.1.2        Properly and fully executed UCC Termination Statements shall be delivered by Chang to VIASPACE to enable VIASPACE to thereafter cause the termination of the UCC’s filed in connection with the Secured Note and related Security Documents;

2.1.3        VIASPACE shall contribute, transfer, assign and convey to VGE all of its right title and interest in and to the Cancelled VGE Shares, by endorsing over and delivering a fully executed stock power to VGE in connection with Certificates #1, 2, 72, 73, 74, 77, 79, 80, 81, and 82 and the 147,920 VGE Shares held by Glendale Securities, which shares shall be accepted, received and canceled of record by VGE upon and coincident therewith;

2.1.4        VGE shall issue and deliver to Chang and Chang shall accept the VGE Shares;

2.1.5        VGE shall have paid one-half (or approximately $1,500) of the premium on the directors and officers insurance policy last due and owing from June 25, 2012 and the full amount of the down payment in the amount of $10,187.70 on the renewal of such directors and officers insurance policy (the “Down Payment”); provided, however, that upon and coincident with Closing, VIASPACE shall reimburse VGE for that pro-rata portion of the Down Payment attributable to the remaining annual period following Closing;

2.1.6        The delivery of a mutually agreed upon Press Release relating to the signing of the Transaction Documents;

2.1.7        All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by any or all Signatories, including, without limitation, the Entity Signatories, for the authorization, execution and delivery of this Agreement and the consummation by such Person of the transactions contemplated by this Agreement, shall have been obtained and made thereby, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not have a material adverse effect on such Person; and

2.1.8        Each Entity Signatory shall deliver (1) a Secretary's Certificate, dated the Closing Date, certifying (i) attached copies of such Person’s Organizational Documents, (ii) resolutions of its governing board in which are approved the Transaction Documents and the transactions contemplated hereby and thereby, and (iii) the incumbency of each member of such governing board and authorized officer thereof signing this Agreement and any other agreement or instrument contemplated hereby to which such Person is a party, and (2) a certificate, dated as of the Closing Date, executed by an officer thereof, certifying the satisfaction of the conditions specified therein.

2.2              The Closing. The closing (the "Closing") of the transactions contemplated under this Agreement and the other Transaction Documents will occur at the offices of McDaniel Law Group, PC in Atlanta, Georgia, commencing at noon local time on the Effective Date.

SECTION III

REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

3.1              The Individual Signatories. As of the Effective Date, each of the Individual Signatories, individually and severally, and not jointly and severally, hereby represents and warrants to each other Signatory the following:

3.1.1        Authority. Signatory has the right, power, authority and capacity to execute and deliver this Agreement and each of the Transaction Documents to which Signatory is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which Signatory is a party, and to perform Signatory's obligations under this Agreement and each of the Transaction Documents to which Signatory is a party. This Agreement has been, and each of the Transaction Documents to which Signatory is a party will be, duly and validly authorized and approved, executed and delivered by Signatory. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than Signatory, this Agreement is, and as of the Closing each of the Transaction Documents to which Signatory is a party will have been, duly authorized, executed and delivered by Signatory and constitute or will constitute the legal, valid and binding obligation of Signatory, enforceable against Signatory in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

3.1.2        No Conflict. Neither the execution or delivery by Signatory of this Agreement or any Transaction Document to which Signatory is a party, nor the consummation or performance by Signatory of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which Signatory is a party or by which the properties or assets of Signatory are bound; or (b) contravene, conflict with, or result in a violation of, any Law or Order to which Signatory, or any of the properties or assets of Signatory, may be subject.

3.1.3        Litigation. To the Knowledge thereof, there is no pending Proceeding against any other Signatory that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement and no such Proceeding has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding other than that which could be asserted under any Transaction Document or Security Document.

3.1.4        No Brokers or Finders. No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against any other Signatory for any commission, fee or other compensation as a finder or broker, or in any similar capacity.

3.2              The Entity Signatories. As of the Effective Date, each of the Entity Signatories, individually and severally, and not jointly and severally, hereby represents and warrants to each other Signatory the following:

3.2.1        Organization and Qualification. Entity Signatory is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and to own, hold and operate its properties and assets as now owned, held and operated by it, except where the failure to be so organized, existing and in good standing, or to have such authority and power, governmental licenses, authorizations, consents or approvals would not have a material adverse effect. Entity Signatory is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned, held or operated makes such qualification, licensing or domestication necessary, except where the failure to be so duly qualified, licensed or domesticated and in good standing would not have a material adverse effect.

3.2.2        Organizational Documents. True, correct and complete copies of the Organizational Documents of such Entity Signatory have been made available to each other Signatory immediately prior to the execution of this Agreement, and no action has been taken to amend or repeal such Organizational Documents at any time during that one year period immediately preceding the Effective Date. Entity Signatory is not in violation or breach of any of the provisions of its Organizational Documents.

3.2.3        Authorization. Entity Signatory has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to enter into this Agreement and each of the Transaction Documents to which Entity Signatory is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which Entity Signatory is a party and to perform its obligations under this Agreement and each of the Transaction Documents to which Entity Signatory is a party. The execution, delivery and performance by Entity Signatory of this Agreement and each of the Transaction Documents to which Entity Signatory is a party have been duly authorized by all necessary corporate action and do not require from Entity Signatory Board or the stockholders of Entity Signatory any consent or approval that has not been validly and lawfully obtained. The execution, delivery and performance by Entity Signatory of this Agreement and each of the Transaction Documents to which Entity Signatory is a party requires no authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority or other Person other than such customary filings with the Commission for transactions of the type contemplated by this Agreement, if required.

3.2.4        No Violation. Neither the execution or delivery by Entity Signatory of this Agreement or any Transaction Document to which Entity Signatory is a party, nor the consummation or performance by Entity Signatory of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of Entity Signatory; (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the imposition or creation of any Lien under, any agreement or instrument to which Entity Signatory is a party or by which the properties or assets of Entity Signatory are bound; (c) contravene, conflict with, or result in a violation of, any Law or Order to which Entity Signatory, or any of the properties or assets owned or used by Entity Signatory may be subject; or (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by Entity Signatory or that otherwise relate to the business of, or any of the properties or assets owned or used by, Entity Signatory, except, in the case of clause (b), (c), or (d), for any such contraventions, conflicts, violations, or other occurrences as would not have a material adverse effect.

3.2.5        Binding Obligations. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by all other Signatories who or which are parties thereto other than Entity Signatory, this Agreement has been, and as of the Closing each of the Transaction Documents to which Entity Signatory is a party will be, duly authorized, executed and delivered by Entity Signatory and constitutes or will constitute, as the case may be, the legal, valid and binding obligations of Entity Signatory, enforceable against Entity Signatory in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

3.2.6        Compliance with Laws. Except as would not have a material adverse effect, the business and operations of Entity Signatory has been and are being conducted in accordance with all applicable Laws and Orders. Entity Signatory has not received notice of any violation (or any Proceeding involving an allegation of any violation) of any applicable Law or Order by or affecting Entity Signatory or, to Entity Signatory’s Knowledge, no Proceeding involving an allegation of violation of any applicable Law or Order is threatened or contemplated. Entity Signatory is not subject to any obligation or restriction of any kind or character, nor is there, to the knowledge of Entity Signatory, any event or circumstance relating to Entity Signatory that materially and adversely affects in any way its business, properties, assets or prospects or that prohibits Entity Signatory from entering into the Transaction Documents or would prevent or make burdensome its performance of or compliance with all or any part of the Transaction Documents or the consummation of the transactions contemplated hereby or thereby.

3.2.7        Certain Proceedings. There is no pending Proceeding that has been commenced against Entity Signatory and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement. To the knowledge of Entity Signatory, no such Proceeding has been threatened.

3.2.8        No Brokers or Finders. No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against Entity Signatory for any commission, fee or other compensation as a finder or broker, or in any similar capacity.

3.3              VIASPACE. As of the Effective Date, VIASPACE hereby represents and warrants to VGE and the Chang Indemnified Parties as follows: (a) VIASPACE owns of record and beneficially, and has valid and indefeasible title to and the right to transfer to VGE the Cancelled VGE Shares, free and clear of any and all Liens, other than the Liens created under the Security Documents; (b) upon and coincident therewith, the Cancelled VGE Shares are and shall be free and clear of any and all Liens, other than the Liens created under the Security Documents; (c) there are no options, rights, voting trusts, stockholder agreements or any other contracts or understandings to which VIASPACE is a party or by which the Cancelled VGE Shares are bound with respect to the issuance, sale, transfer, voting or registration of the Cancelled VGE Shares, other than the Liens created under the Security Documents; and (e) to VIASPACE’s Knowledge, there are no options, rights, voting trusts, stockholder agreements or any other contracts or understandings to which VGE is a party or by which the VGE Shares are bound with respect to the issuance, sale, transfer, voting or registration of such equity interests.

3.4              VIASPACE and Former Employees. As of the Effective Date, VIASPACE and each of the Former Employees hereby represent and warrant to VGE that prior to the Effective Date, VIASPACE and each of the Former Employees have (a) delivered to VGE any and all books, records and other information (including, without limitation, all hard and electronic copies thereof) of, about or otherwise relating to VGE and its operations and each subsidiary thereof, including, without limitation, any and all such information relating to Giant King Grass (“GKG”); and (b) disclosed and assigned, transferred and conveyed pursuant to a fully executed assignment and assumption agreement to VGE all right, title and interest in any and all intellectual property rights relating to GKG or any derivative thereof and the manufacture, growing or production thereof or other process relating thereto in which or to which VIASPACE or any such Person may have acquired rights, including, without limitation, any and all rights in licenses, registrations or patents (and any applications thereof) that may have been obtained, filed or otherwise secured in the name of VIASPACE.

3.5              VGE. As of the Effective Date, VGE hereby represents and warrants to Chang that after the Closing and issuance thereof, the VGE Shares shall equal not less than eighty percent (80%) of the total combined voting power of all classes of VGE capital stock entitled to vote and at least 80 percent of the total number of shares of all other classes of VGE stock, as determined on a fully diluted basis immediately following the Closing.

3.6              Chang. As of the Effective Date, Chang hereby represents and warrants to VGE as follows:

3.6.1        Restricted Securities. Chang is acquiring the VGE Shares for Chang’s own account (and not for the account of others) for investment and not with a view to the distribution thereof. Chang acknowledges that such shares will not be registered pursuant to the Securities Act or any applicable state securities laws, such shares will be characterized as “restricted securities” under federal securities laws, and that under such laws and applicable regulations such shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this regard, Chang is familiar with Rule 144 promulgated under the Securities Act (which can be found at http://www.sec.gov/investor/pubs/rule144.htm), as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act; and Chang agrees not to sell or otherwise dispose of such shares without such registration or an exemption therefrom.

3.6.2        Accredited Investor; Non-U.S. Person. Chang is an “Accredited Investor” as that term is defined in Rule 501 of Regulation D of the Securities Act or is not a “U.S. Person” as such term is defined by Rule 902 of Regulation S of the Securities Act. Chang is able to bear the economic risk of acquiring VGE Shares pursuant to the terms of this Agreement, including a complete loss of investment in such shares.

SECTION IV

COVENANTS

4.1              Character of the Exchange Transaction.  Chang hereby exchanges all of the rights under the Secured Note and Security Agreement not otherwise reserved under this Agreement (the “Exchanged Rights”) for the VGE Shares and VIASPACE’s contribution of the Cancelled VGE Shares, the VSPC/Chang Mutual Limited Release; and VGE hereby issues to Chang in exchange for the Exchanged Rights, the VGE Shares and accepts and cancels of record the VIASPACE Cancelled VGE Shares (together, the “Exchange”). Each of the Signatories to this Agreement hereby agree to treat the Exchange as a tax-free recapitalization of VGE and VIASPACE within the meaning of Section 368(a)(1)(E) of the Code. For purposes of this Agreement, each of the Signatories hereby agrees that VIASPACE on a consolidated basis (which includes, without limitation, each of the VGE Parties immediately prior to the Effective Date) is insolvent. In no event shall any Signatory to this Agreement make any filings with any Governmental Authority that is inconsistent with the agreements set forth in this Section 4.1.

4.2              Continued Use of “VIASPACE” Tradename. At its sole cost and expense, either VIASPACE or VGE (or both) may elect to change its name as of and coincident with or at any time following the Closing; provided, however, that in the case of VIASPACE, in no event shall any such new name contain or reflect any reference to GKG or any similar reference thereto.

4.3              Covenants With Respect to Chang.

4.3.1     Right of First Offer. Chang is hereby granted the irrevocable and exclusive first option (the “First Option”) to purchase all or any part of its Pro Rata Portion (as defined below) of any New Securities (as defined below) that VIASPACE may propose to issue and sell; subject, however, to any such offer and sale being made in compliance with applicable securities laws (the “Right of First Offer”).

(a)                Notices With Respect to Proposed Issuance of New Securities. In the event VIASPACE proposes to undertake an issuance and sale of New Securities, it shall give Chang at least ten (10) days prior written Notice (the “Offer Notice”) of any such intention, describing in detail the type of New Securities, and the price and terms upon which VIASPACE proposes to issue and sell such New Securities. Chang shall have ten (10) consecutive calendar days from the date of delivery of the Offer Notice within which to return to VIASPACE its written agreement to purchase up to its Pro Rata Portion of New Securities under the price, terms and conditions specified in the Offer Notice and Chang must state therein the quantity of New Securities to be purchased.

(b)               VIASPACE’s Right to Complete Proposed Issuance of New Securities to the Extent Rights of First Offer are Not Exercised. In the event Chang fails to exercise the Right of First Offer with respect to Chang’s Pro Rata Portion of any New Securities within ten (10) calendar days from delivery of the Offer Notice, Chang’s Right of First Offer shall terminate. VIASPACE shall thereafter have the right to issue or enter into an agreement to issue the New Securities not elected to be purchased by Chang. The price and terms with respect to this Agreement shall be no more favorable than those specified in the Offer Notice.

(c)                Definitions. For purposes of this Section, the following terms and phrases shall have the meanings ascribed thereto:

(i) “New Securities” shall mean any (1) VIASPACE Common Stock; (2) options, warrants or other rights or agreements to purchase any such Common Stock (the “Stock Rights”); or (3) securities of any type whatsoever that are, or may become, convertible into VIASPACE Common Stock (the “Convertible Securities”); provided, however, that the term “New Securities” does not include:

(1) VIASPACE Common Stock or other securities issued pursuant to any Stock Rights or Convertible Securities, including, without limitation, convertible notes, warrants and options, (A) outstanding as of the Effective Date; or (B) issued pursuant to any agreements or other rights entered into or granted after the Effective Date, provided that the Right of First Offer applied to any such agreements or other rights;

(2) VIASPACE Common Stock or other securities issued pursuant to the acquisition of another corporation or other entity by VIASPACE;

(3) VIASPACE Common Stock, Stock Rights or Convertible Securities issued to employees, officers, directors and/or consultants as an incentive or compensation for services rendered or to be rendered for and on behalf of VIASPACE or any Affiliate thereof pursuant to any incentive plan, agreement or arrangement approved by the VIASPACE Board;

(4) VIASPACE Common Stock, Stock Rights or Convertible Securities issued or issuable (1) in a firm commitment, underwritten public offering pursuant to an effective registration statement under the Securities Act, or (2) upon exercise of warrants or rights granted to parties in connection with such a public offering;

(5) VIASPACE Common Stock or other securities issued pursuant to any Stock Rights or Convertible Securities issued to Kevin Schewe or his designees pursuant to a loan agreement entered into on or prior to the date of this Agreement; or

(6) VIASPACE Common Stock, Stock Rights or Convertible Securities issued pursuant to any distribution, stock split, combination, reclassification, recapitalization or similar transaction by VIASPACE of any of its securities.

(ii) “Pro Rata Portion” shall mean that number of shares of New Securities as is equal to the product of the total number of New Securities proposed to be issued multiplied by a fraction, (1) the numerator of which is the sum of (A) the number of shares of VIASPACE Common Stock held by Chang the date of the Offer Notice (as defined below) and (B) the number of shares of VIASPACE Common Stock issued or issuable to Chang upon the exercise of any Stock Rights or conversion of Convertible Securities held by Chang on the date of the Offer Notice, and (2) the denominator of which is the number of Stock held by all holders of VIASPACE Common Stock on a fully diluted basis on the date of the Offer Notice.

(e) Waiver. The observance of any term relating to the Right of First Offer may be amended, waived or removed either generally or in a particular instance (and either retroactively or prospectively) only with the consent of Chang, which consent may be withheld, delayed, denied or conditioned in Chang’s sole discretion, and VIASPACE.

4.3.2        Covenant Not to Sue. Following the Effective Date, Chang and its members, officers and managers, agrees they shall not institute any action for suit-at-law or action against all or any of VIASPACE or its shareholders, officers, directors, employees, Affiliates, successors and assigns thereof, nor institute, prosecute, or in any way aid in the institution or prosecution of any claim for damages, costs, loss of services, expenses, or compensation for or on account of any damage, loss or injury, either to person or property or both, whether developed or undeveloped, resulting to or to result, known or unknown, past, present, or future, arising out of (the “Claims”) the Security Documents (the “Covenant Not to Sue”), provided, however, that such Security Documents may be used in any event as a defense, setoff, recoupment or other counterclaim to any such Claim or other action brought against any one of the Chang Indemnified Parties; except, however, that neither the Note nor such other Security Documents may be used by Chang as the basis on which to recover the Claims from VIASPACE or either one of the Former Employees following the Closing.

4.3.3        Board Observation Rights. For so long as the Chang Indemnified Parties own together at least 200 million shares of VIASPACE Common Stock, VIASPACE hereby grants to Chang the right to appoint two individuals to serve as non-voting observers (each, a “Non-Voting Observer”) to the VIASPACE Board and any committee thereof.  In the event of a vacancy caused by the resignation or other cessation of service of any Non-Voting Observer, Chang shall have the right to appoint a new Non-Voting Observer in substitution thereof.  Any Non-Voting Observer shall be permitted to attend meetings of each of the VIASPACE Board and each such committee in person or telephonically, at the option of the Non-Voting Observer.  Each Non-Voting Observer shall be entitled to be present at all meetings of the VIASPACE Board and each committee thereof and such observer shall be notified of any meeting of the VIASPACE Board or committee, including such meeting’s time and place, in the same manner as Directors, and shall have the same access to information (including any copies of all materials disseminated to the Directors or members of the committees thereof), including, without limitation, with respect to the business and operations of VIASPACE, and at the same time as the Directors, and shall be entitled to participate in discussions and consult with, and make proposals and furnish advice to, the Directors or committee without voting. The VIASPACE Board hold at least one meeting (each a “Quarterly Meeting”) on a date during each fiscal quarter.  Within a reasonable time after each Quarterly Meeting, VIASPACE shall cause minutes of such Quarterly Meeting to be delivered to the Directors and each Non-Voting Observer. VIASPACE will notify each Non-Voting Observer of each meeting of the VIASPACE Board reasonably in advance of, and in any event, at least ten (10) business days prior to, any such meeting, unless such meeting is convened to address an emergency matter requiring immediate attention of the VIASPACE Board, in which case the notice of such meeting may be given within the time period provided for such notices in the governing Organizational Documents (but in no event less than 48 hours prior to such meeting). The Non-Voting Observer will agree to comply with VIASPACE’s confidentiality and insider trading policy applicable to all directors. Notwithstanding the foregoing, the Non-Voting Observer will be excluded from meetings, and the right of the Non-Voting Observer to receive materials will be restricted, (x) to the extent that the Non-Voting Observer’s presence or receipt of information would affect the attorney client privilege with its outside counsel and (y) to enable the directors to hold confidential communications concerning VIASPACE’s interactions with Chang, VGE or any of its Affiliates, all of which communications will be segregated and held separately from other matters brought before the Board.

4.4              Restrictive Legends. Each certificate representing VGE Shares, and any other securities issued in respect of shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event (except as otherwise permitted by the provisions of this Section ), shall be stamped or otherwise imprinted with the following legend, together with any other legends required by applicable securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THESE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE GEORGIA SECURITIES ACT OF 1973 AND WILL BE ISSUED AND SOLD IN RELIANCE ON THE EXEMPTIONS PROVIDED IN SECTIONS 10-5-9(13) AND 10-5-9(16) OF SUCH ACT. THE SECURITIES OFFERED HEREBY CANNOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS SUBSEQUENTLY REGISTERED UNDER SUCH ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

4.5              Rule 144 Reporting.

4.5.1	With a view to making available to VGE's stockholders the benefit of certain rules and regulations of the Commission that may permit the sale of VGE Common Stock to the public without registration from and after the Closing Date, VGE agrees to:

(a)                Make and keep public information available, as those terms are understood and defined in Rule 144; and

(b)               File with the Commission, in a timely manner, all reports and other documents required of VIASPACE under the Exchange Act.

4.5.2	With a view to making available to VIASPACE’s stockholders the benefit of certain rules and regulations of the Commission that may permit the sale of VIASPACE Common Stock to the public without registration from and after the Closing Date, VIASPACE agrees to:

(a)                Make and keep public information available, as those terms are understood and defined in Rule 144; and

(b)               File with the Commission, in a timely manner, all reports and other documents required of VIASPACE under the Exchange Act.

SECTION V

INDEMNIFICATION; REMEDIES

5.1              Survival. All representations, warranties, covenants, and obligations in this Agreement shall survive the Closing and expire thereafter upon and coincident with the period of limitations applicable thereto (the "Survival Period"). The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

5.2              Indemnification. From and after the Closing until the expiration of the Survival Period, each Signatory shall indemnify and hold harmless each of the other Signatories from and against any damages arising, directly or indirectly, from or in connection with:

5.2.1        Any breach of any representation or warranty made by such Indemnifying Signatory in this Agreement or in any certificate delivered by such Person pursuant to this Agreement; or

5.2.2        Any breach by the Indemnifying Signatory of any covenant or obligation of such Person in this Agreement required to be performed thereby on or prior to the Closing Date.

5.3              Special Indemnity and Covenant Not to Sue.

5.3.1        Cross Entity Indemnification. Should neither VIASPACE nor VGE elect to forego changing its name such that the word “VIASPACE” or any derivative thereof is a part of such name, then each of VIASPACE and VGE (each an “Indemnifying Entity”) shall indemnify the other (the “Indemnified Entity”) for any claims brought against such Indemnified Entity solely on account of confusion created by the Indemnified Entity’s continued use of such word in its name and not on account of the Indemnified Entity’s involvement in or with the underlying claims being asserted.

5.3.2        Chang Indemnification. Notwithstanding any provision in this Agreement to the contrary, VIASPACE and VGE, jointly and severally, shall indemnify, defend and hold harmless each of the Chang Indemnified Parties from and against any and all losses, liabilities, claims, obligations, damages, costs, expenses (including, without limitation, reasonable attorneys’ fees, disbursements and court costs), for, resulting from, relating to or arising in connection with any such Person having served in the capacity of director, officer, employee, note-holder or equity holder of VIASPACE or any Person who or which is or was an Affiliate thereof arising prior to or in connection with the Recapitalization, except, however, that with respect to Sung Chang as an Indemnified Party, VIASPACE and each such Affiliate thereof shall indemnify Sung Chang in his former capacity as a member of the board of directors, employee and officer thereof to the fullest extent permitted by law and otherwise under the Organizational Documents for VIASPACE and each such Affiliate thereof and, as a condition of the Covenant Not to Sue, VIASPACE shall maintain in full force and effect (with VGE maintaining thereafter its own separate such policy) either (a) that certain directors and officers policy of insurance as was in effect as of the date on which Sung Chang resigned from the VIASPACE Board (the “Existing Policy”) or (b) such other policy as shall extend no less coverage to Sung Chang as that which is extended to any other Director, but in no event less than that which was extended to Sung Chang under the Existing Policy, either of which being at the sole cost and expense of VIASPACE; provided, however, that in no event shall such agreement include indemnification for any liability incurred by any Indemnified Party for such Person’s taxes incurred in connection with the Recapitalization.

5.4              Breach by Parties. Nothing in this Section 5 shall limit any Signatories' right to pursue any appropriate equitable remedy against another Signatory (the “Defaulting Party”) in respect to any damages arising, directly or indirectly, from or in connection with: (a) any breach by such Defaulting Party of any representation or warranty made by such Defaulting Party in this Agreement or in any certificate delivered by such Defaulting Party pursuant to this Agreement or (b) any breach by such Defaulting Party of its covenants or obligations in this Agreement.

5.5              Indemnification Procedure. If any third party shall notify any Indemnified Signatory with respect to any matter (a "Third-Party Claim") which may give rise to a claim for indemnification against any an Indemnifying Signatory under this Section 5, then the Indemnified Signatory shall promptly notify each Indemnifying Signatory thereof in writing. Any Indemnifying Signatory will have the right to assume and thereafter conduct the defense of the Third-Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Signatory; provided, however, that the Indemnifying Signatory will not consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnified Signatory (not to be unreasonably withheld) unless the judgment or proposed settlement involves only the payment of money damages and does not impose an injunction or other equitable relief upon the Indemnified Signatory. Unless and until an Indemnifying Signatory assumes the defense of the Third-Party Claim as provided in this Section above, however, the Indemnified Signatory may defend against the Third-Party Claim in any manner it may reasonably deem appropriate. In no event will the Indemnified Signatory consent to the entry of any judgment on or enter into any settlement with respect to the Third-Party Claim without the prior written consent of each of the Indemnifying Parties (not to be unreasonably withheld).

SECTION VI

GENERAL PROVISIONS

6.1              Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of agents, representatives, counsel, and accountants. Notwithstanding the foregoing, VIASPACE shall pay for the fees and expenses, including attorneys’ fees, not to exceed $40,000 charged by McDaniel Law Group and Nelson Mullins incurred by Chang or VGE or any other Affiliate thereof in connection with the negotiation and preparation of Transaction Documents and the License Term Sheet and the agreements and other documents relating contemplated therein (the “Transaction Costs”), which Transaction Costs shall be paid by VIASPACE in accordance with the terms and conditions of that certain license agreement entered into by and between VGE and VIASPACE of even date hereof.

6.2              Public Announcements. Subject to Chang’s prior review and approval, VIASPACE and VGE may, but no later than three business days following the effective date of this Agreement, issue a mutually-agreed press release, but only if issued jointly, disclosing the transactions contemplated hereby. Chang, VIASPACE and VGE shall consult with each other in issuing any other press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement, filings or other communications without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which case the disclosing party shall provide the other party with prior notice of such public statement, filing or other communication and shall incorporate into such public statement, filing or other communication the reasonable comments of the other party.

6.3              Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by written notice to the other parties):

If to VIASPACE:

VIASPACE Inc.

382 N. Lemon Ave., Suite 364

Walnut, CA 91789

Telephone: 626-768-3360

Facsimile: 626-578-9063

With a copy to:

LKP Global Law LLP

1901 Avenue of the Stars, Suite 480

Los Angeles, CA 90067

Telephone: 424-239-1890

Facsimile: 424-239-1882

Attn: Ryan Hong

If to the Chang Indemnified Parties:

Mr. Sung Chang

131 Bells Ferry Lane

Marietta, Georgia 30066

With a copy to:

McDaniel Law Group, PC

PO Box 681235

Marietta, Georgia 30068-0021

Attn: Frank McDaniel, Esq.

6.4              Jurisdiction and Venue. As between the Parties, the transactions contemplated in the Transaction Documents shall be governed as to validity, interpretation, construction, effect, and in all other respects by the laws of the State of Georgia, without regard to the conflicts of laws principals thereof. Each of the Signatories irrevocably submits to the exclusive jurisdiction of the courts of the State of Georgia located in the County of Cobb and the United States District Court in and for the Northern District of Georgia for the purpose of any suit, action, proceeding or judgment relating to or arising out of the Transaction Documents and the transactions contemplated hereby and thereby. Each of the Signatories hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each Signatory hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE SIGNATORIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

6.5              Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

6.6              Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

6.7              Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party against whom the enforcement of such amendment is sought.

6.8              Assignments, Successors, and No Third-Party Rights. No party may assign any of its rights under this Agreement without the prior consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

6.9              Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

6.10          Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

6.11          Governing Law. This Agreement will be governed by the laws of the State of Georgia without regard to conflicts of laws principles.

6.12          Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, the Signatories who have affixed such Person’s signature below has agreed to become a party to, be bound by the terms of and delivered this Agreement as of the date first written above.

SIGNATORIES

VIASPACE: VIASPACE Inc. Signed: /s/ Carl Kukkonen Printed Name: Carl Kukkonen Title: CEO	Signed: /s/ Sung Chang Name: Sung Hsien Chang

VGE VIASPACE Green Energy, Inc. Signed: /s/ Sam Chen Printed Name: Sam Chen Title: Authorized Director	/s/ Carl Kukkonen Carl Kukkonen

CHANG Chang, LLC Signed: /s/ Sung Chang Printed Name: Sung Chang Title: Authorized Member	/s/ Steve Muzi Steve Muzi

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